Exhibit 99.1

Media Contact:	Investor Contact:
Clark Finley 203-578-2429	Terry Mangan 203-578-2318
cfinley@westerbank.com	tmangan@websterbank.com

WEBSTER REPORTS INCREASE IN PER SHARE NET INCOME
FOR THE FOURTH QUARTER AND FULL YEAR

WATERBURY, Conn., January 22, 2004 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, today announced net income of $41.4 million in the fourth quarter, compared to $39.4 million in the year-ago period, an increase of 5 percent. Net income per diluted share also increased 5 percent to $.89 in the fourth quarter, compared to $.85 in the year-ago period. Included in the fourth quarter of 2003 are $1.3 million of non-recurring merger expenses, or $.02 per diluted share, related to the acquisition of North American Bank and Trust Company.

Net income in 2003 totaled $163.2 million, compared to $152.7 million in the prior year. Net income per diluted share was $3.52 in 2003, compared to $3.16 in the prior year, an increase of 11 percent. Excluding the cumulative effect of a change in accounting method in the 2002 first quarter, net income in 2002 was $160.0 million or $3.31 per diluted share.

“We are pleased to report solid quarterly results in a year of significant achievement, including double-digit growth in loans and deposits,” stated Webster chairman and chief executive officer James C. Smith. “The fourth quarter was marked by notable improvement in net interest margin and exceptional asset quality.”

“Upon the expected approval of Webster Bank’s application for a national bank charter, we will have completed our transformation to a commercial bank. As the largest publicly-traded bank based in southern New England, we are in the unique position to fill the competitive need for a homegrown provider of banking, insurance and investment services in our markets. We will build on this competitive advantage to grow loans and deposits faster than the market and to drive revenue from our fee-based businesses,” Smith said.

Revenues and Expenses

Total revenues (net interest income plus total noninterest income) were $163.8 million in the fourth quarter, compared to $162.5 million a year ago. Total revenues, excluding securities gains, increased 8 percent to $161.1 million in the fourth quarter from $148.5 million a year ago. For the full-year 2003, total revenues increased 9 percent to $646.0 million. Total revenues, excluding securities gains, increased 10 percent to $627.4 million for the full-year 2003. Revenue growth over the past year has been led by increases in Webster’s fee revenue categories.

Net interest income was $107.3 million in the fourth quarter of 2003, compared to $104.1 million in the year-ago period and $100.9 million in the third quarter. The improvement reflects a reduction in the amount of premium amortization within the securities portfolio compared to the first three quarters of 2003 when Webster experienced an acceleration of prepayments due to low market interest rates. Lower funding costs for deposits and borrowings also contributed to the higher level of net interest income during the quarter. Net interest income in the full-year 2003 totaled $413.5 million, compared to $405.7 million in 2002.

Webster’s net interest margin (annualized net interest income as a percentage of average earning assets) was 3.18 percent in the quarter, compared to 3.39 percent in the year-ago period and 2.99 percent in the third quarter. Webster’s net interest margin for all of 2003 was 3.14 percent, compared to 3.50 percent for 2002. Strong loan growth in 2003 helped to offset compression of the net interest margin caused by the lower interest rate environment over the course of the year.

In the fourth quarter of 2003, total noninterest income decreased 3 percent to $56.5 million, compared $58.4 million in the year-ago period. Total fee revenue (total noninterest income excluding securities gains) grew 21 percent in the fourth quarter to $53.8 million from the year-ago period. This growth was led by increases in insurance revenues, loan and loan servicing fees and financial advisory services. For the full-year 2003, total noninterest income increased 25 percent to $232.5 million. Total fee revenue increased 32 percent to $213.9 million in 2003, due primarily to the growth of deposit and loan service fees, insurance revenues and net gains on sales of loans and loan servicing. In the fourth quarter, securities gains totaled $2.7 million, compared to $13.9 million in the year-ago period, and for the full-year 2003 totaled $18.6 million, compared to $23.4 million in 2002.

Total noninterest expenses for the 2003 fourth quarter were $98.3 million, up from $89.2 million one year ago. Growth from the year-ago period includes the $1.3 million of expenses from the acquisition of North American Bank and Trust Company completed in November 2003. In the entire 2003 year, total noninterest expenses were $378.0 million, compared to $328.3 million in 2002, an increase of 15 percent that reflects the impact of acquisitions and continuing investment in personnel, technology and infrastructure to meet our strategic plan for growth.

Balance Sheet Growth

At December 31, 2003, total assets were $14.6 billion, up 8 percent from $13.5 billion one year ago. Total loans of $9.2 billion at December 31, 2003 increased 16 percent from $7.9 billion a year ago. Deposits totaled $8.4 billion at December 31, 2003, up almost $800 million, or 10 percent, compared to a year ago. Over the past year, core deposit growth was especially strong at 14 percent.

“Our strategic initiatives have driven double-digit growth in loans and deposits over the past year,” stated Webster president and chief operating officer William T. Bromage. “The strength of this growth demonstrates customer recognition of the depth and breadth of our product set and our ability to meet their financial needs.”

At the end of the fourth quarter, commercial loans, including commercial real estate, were $3.3 billion, up 17 percent from $2.8 billion a year ago. Consumer loans increased 26 percent to $2.1 billion, compared to $1.7 billion one year ago, with growth over the past year led by Webster’s home equity product offering. Commercial and consumer loans comprised 59 percent of total loans at December 31, 2003, compared to 57 percent a year ago.

Core deposits (consisting of checking, money market and savings accounts) of $5.6 billion at December 31, 2003 increased by 14 percent from a year ago and represented 67 percent of total deposits, up from 65 percent at December 31, 2002. Webster’s growth in deposits was driven in part by its High Performance Checking products and the continuing success of its de novo branches in Fairfield County, Connecticut. During 2003, Webster continued its de novo expansion by opening new branches in Norwalk, CT and Scarsdale, NY.

Book value per common share of $24.91 at December 31, 2003 increased from $22.69 one year ago. Tangible book value per share of $18.18 at December 31, 2003 increased from $16.64 one year ago.

Asset Quality

Nonperforming assets totaled $42.9 million or 0.29 percent of total assets at December 31, 2003, compared to $50.0 million or 0.37 percent a year ago and $46.1 million or 0.32 percent at September 30, 2003.

“Webster’s disciplined approach to credit management has been a hallmark of our institution through many economic cycles,” stated Webster chief financial officer William J. Healy. “Our efforts to identify and address potential problem loans at an early stage continue to drive our approach to portfolio management.”

The allowance for loan losses totaled $121.7 million, or 1.32 percent of total loans at December 31, 2003, compared to $116.8 million, or 1.48 percent, a year ago and $117.7 million, or 1.29 percent, at September 30, 2003. The ratio of the allowance to nonperforming loans at December 31, 2003 increased to 323 percent, compared to 270 percent a year ago and 284 percent at September 30, 2003. The improvements in this ratio are due primarily to the decline in nonperforming loans.

The provision for loan losses totaled $5.0 million in the fourth quarter compared to $16.0 million in the year-ago period. The higher provision in the fourth quarter of 2002 offset a write-down against the allowance for loan losses of loans that were transferred to held for sale in that quarter. The full-year 2003 provision for loan losses totaled $25.0 million, compared to $29.0 million in the prior year.

Webster’s net loan charge-offs in the fourth quarter of 2003 were $3.0 million compared to $2.9 million in the year-ago period. The annualized net charge-off ratio was 0.13 percent in the 2003 fourth quarter, compared to 0.14 percent in the year-ago period. The full-year 2003 charge-off ratio was 0.25 percent, compared to 0.18 percent in 2002.

Strategic Actions

Webster announced in December an agreement to acquire Phoenix National Trust Company, which provides trust, custody and other financial services. Upon completion of the transaction, Phoenix National Trust will become part of Webster Bank’s investment and trust division, Webster Financial Advisors.

On November 7, 2003, Webster completed the acquisition of North American Bank and Trust Company, a Connecticut state-chartered commercial bank with $195 million in assets and 8 offices in the Greater Waterbury area.

Webster expanded its footprint beyond Connecticut ’s borders when it announced in October that it had reached a definitive agreement to acquire FIRSTFED AMERICA BANCORP, INC. (AMEX: FAB), headquartered in Swansea, Massachusetts, the holding company for First Federal Savings Bank of America. FIRSTFED is a federally-chartered savings and loan holding company with $2.5 billion in assets at September 30, 2003 and 26 branches, 19 in Massachusetts and 7 in Rhode Island. The combined bank would rank among the 50 largest in the United States, with $16 billion in assets, market capitalization of $2.6 billion and a 142-branch retail footprint in Connecticut, Massachusetts and Rhode Island. Webster expects the acquisition to close in the second quarter of 2004.

In September, Webster Bank announced it filed an application with the Office of the Comptroller of the Currency (OCC) to convert to a national bank charter. Webster Bank has been a federal savings bank regulated by the Office of Thrift Supervision (OTS). As part of the conversion, Webster also is filing an application with the Federal Reserve System to become a financial holding company. Webster expects to complete the conversion in the second quarter of 2004.

***

Webster Financial Corporation is the holding company for Webster Bank and Webster Insurance. With $14.6 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 119 banking offices, 233 ATMs, a Connecticut-based call center and the Internet. Webster Financial Corporation is majority owner of Chicago-based Duff & Phelps, LLC, a leader in financial advisory services. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and Webster Trust Company, N.A.

For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.

***

Conference Call

A conference call covering Webster’s 2003 fourth quarter earnings announcement will be held today, Thursday, January 22, at 1:00 p.m. Eastern Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-800-299-8538 (Access Code: 21041266). The call will be archived on the website and available for future retrieval.

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2002.

--30--

Webster Financial Corporation

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended December 31,		At or for the Twelve Months Ended December 31,
(In thousands, except per share data)	2003	2002	2003	2002

Net income and performance ratios (annualized):

Net income	$41,386	$39,401	$163,248	$152,732
Net income per diluted common share	0.89	0.85	3.52	3.16
Return on average shareholders’ equity	14.92%	15.41%	15.16%	14.78%
Return on average assets	1.15	1.18	1.15	1.22

Net income and performance ratios before cumulative effect of change in accounting method (annualized):

Net income	$41,386	$39,401	$163,248	$152,732
Cumulative effect of change in accounting method (a)	–	–	–	7,280

Net income before cumulative effect of change in accounting method	41,386	39,401	163,248	160,012

Net income per diluted common share	0.89	0.85	3.52	3.31
Return on average shareholders’ equity	14.92%	15.41%	15.16%	15.48%
Return on average assets	1.15	1.18	1.15	1.28
Noninterest income as a percentage of total revenue	34.51	35.93	35.99	31.38
Efficiency ratio (b)	59.99	54.88	58.51	55.53

Cash income and performance ratios (annualized) (c):

Net income	$41,386	$39,401	$163,248	$152,732
Cumulative effect of change in accounting method (a)	–	–	–	7,280
Tax-effected stock-based compensation	965	551	3,749	2,235
Tax-effected intangible amortization	2,644	2,598	10,399	10,411

Cash income	44,995	42,550	177,396	172,658

Cash income per diluted common share	0.96	0.92	3.83	3.57
Cash return on average shareholders’ equity	16.22%	16.64%	16.48%	16.70%
Cash return on average assets	1.25	1.28	1.25	1.38

Asset Quality:

Allowance for loan losses	$121,674	$116,804	$121,674	$116,804
Nonperforming assets	42,882	50,035	42,882	50,035
Allowance for loan losses / total loans	1.32%	1.48%	1.32%	1.48%
Net charge-offs/ average loans (annualized)	0.13	0.14	0.25	0.18
Nonperforming loans / total loans	0.41	0.55	0.41	0.55
Nonperforming assets / total assets	0.29	0.37	0.29	0.37
Allowance for loan losses / nonperforming loans	323.22	270.05	323.22	270.05

Other ratios (annualized):

Shareholders’ equity / total assets	7.91%	7.69%	7.91%	7.69%
Interest-rate spread	3.13	3.35	3.10	3.43
Net interest margin	3.18	3.39	3.14	3.50

Share related:

Book value per common share	$24.91	$22.69	$24.91	$22.69
Tangible book value per common share	18.18	16.64	18.18	16.64
Common stock closing price	45.86	34.80	45.86	34.80
Dividends declared per common share	0.21	0.19	0.82	0.74

Common shares issued and outstanding	46,276	45,626	46,276	45,626
Basic shares (average)	45,814	45,640	45,542	47,584
Diluted shares (average)	46,699	46,321	46,362	48,392

Footnotes:

(a)	Cumulative effect of change in accounting method for 2002 is a SFAS No. 142 transitional goodwill impairment charge of $11.2 million, net of taxes, $7.3 million.
(b)	Noninterest expense as a percentage of net interest income plus noninterest income.
(c)	Cash income represents net income excluding the after tax effects of non-cash charges for cumulative effect of change in accounting method, stock-based compensation, which includes stock options and restricted stock, and amortization of intangible assets.
(d)	Webster adopted FIN 46 on December 31, 2003, and in accordance with its provisions, deconsolidated the capital trusts and reported the associated liabilities as other long-term debt.
(e)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

Webster Financial Corporation

Consolidated Statements of Condition (unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2003	2003	2002

Assets:

Cash and due from depository institutions	$209,234	$214,566	$266,463
Short-term investments	42,420	26,196	15,596

Securities:
Trading, at fair value	555	56	5,752
Available for sale, at fair value	4,128,255	4,284,134	4,119,245
Held-to-maturity securities	173,371	–	–

Total securities	4,302,181	4,284,190	4,124,997

Loans held for sale	89,830	278,402	405,157

Loans:
Residential mortgages	3,744,013	3,758,106	3,386,207
Commercial	2,040,921	2,018,279	1,798,898
Commercial real estate	1,281,516	1,187,065	1,029,332
Consumer	2,146,359	2,131,878	1,698,202

Total loans	9,212,809	9,095,328	7,912,639
Allowance for loan losses	(121,674)	(117,707)	(116,804)

Loans, net	9,091,135	8,977,621	7,795,835

Accrued interest receivable	52,756	53,091	54,601
Premises and equipment, net	95,631	85,521	84,683
Goodwill and intangible assets	330,929	315,556	297,359
Cash surrender value of life insurance	180,556	178,474	172,066
Prepaid expenses and other assets	174,018	195,166	251,247

Total assets	$14,568,690	$14,608,783	$13,468,004

Liabilities and Shareholders’ Equity:

Deposits:
Demand deposits	$1,090,060	$1,017,870	$982,735
NOW accounts	1,052,690	1,010,071	945,145
Money market deposits accounts	1,581,276	1,606,342	1,296,303
Savings accounts	1,869,398	1,807,891	1,691,292
Certificates of deposit	2,681,986	2,590,513	2,592,701

Total retail deposits	8,275,410	8,032,687	7,508,176
Treasury deposits	96,725	100,884	97,946

Total deposits	8,372,135	8,133,571	7,606,122

Federal Home Loan Bank advances	2,511,495	2,149,762	2,163,029
Federal funds purchased and securities sold under agreements to repurchase	1,892,138	2,531,875	2,166,640
Other long-term debt	532,760	326,000	126,000
Accrued expenses and other liabilities	97,690	169,301	239,923

Total liabilities	13,406,218	13,310,509	12,301,714

Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts (d)	–	185,255	121,255
Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,152,895	1,103,442	1,035,458

Total liabilities and shareholders’ equity	$14,568,690	$14,608,783	$13,468,004

See Selected Financial Highlights for footnotes.

Webster Financial Corporation

Consolidated Statements of Income (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2003	2002	2003	2002

Interest income:
Loans and loans held for sale	$119,773	$120,386	$476,086	$464,400
Securities and short-term investments	43,065	53,189	182,632	227,634

Total interest income	162,838	173,575	658,718	692,034

Interest expense:
Deposits	26,319	33,375	111,311	146,162
Borrowings	29,224	36,110	133,888	140,144

Total interest expense	55,543	69,485	245,199	286,306

Net interest income	107,295	104,090	413,519	405,728
Provision for loan losses	5,000	16,000	25,000	29,000

Net interest income after provision for loan losses	102,295	88,090	388,519	376,728

Noninterest income:
Deposit service fees	17,731	17,083	70,018	61,610
Insurance revenue	9,077	6,875	39,975	27,073
Loan and loan servicing fees	8,001	6,089	26,384	18,531
Financial advisory services	7,265	4,964	22,758	19,277
Wealth and investment advisors	4,416	3,693	18,341	15,918
Gain on sale of loans and loan servicing, net	2,854	2,337	19,520	5,808
Increase in cash surrender value of life insurance	2,082	2,263	8,490	9,042
Other	2,402	1,129	8,423	4,936

Total fee revenue	53,828	44,433	213,909	162,195
Gain on sale of securities, net	2,715	13,934	18,574	23,377

Total noninterest income	56,543	58,367	232,483	185,572

Noninterest expenses:
Compensation and benefits	53,722	46,343	206,381	171,042
Occupancy	7,470	7,444	30,698	26,606
Furniture and equipment	7,792	8,228	31,143	29,167
Intangible amortization	4,067	3,997	15,998	16,017
Marketing	2,058	3,038	11,508	10,522
Professional services	3,654	3,503	11,708	11,404
Capital securities and preferred stock dividend	3,701	3,355	12,787	14,388
Acquistion costs	1,349	–	1,497	1,965
Other	14,467	13,244	56,262	47,212

Total noninterest expenses	98,280	89,152	377,982	328,323

Income before income taxes and cumulative effect of change in accounting method	60,558	57,305	243,020	233,977
Income taxes	19,172	17,904	79,772	73,965

Income before cumulative effect of change in accounting method	41,386	39,401	163,248	160,012
Cumulative effect of change in accounting method, net of taxes (a)	–	–	–	(7,280)

Net income	$41,386	$39,401	$163,248	$152,732

Net income per common share before cumulative effect of change in accounting method:
Basic	$0.90	$0.86	$3.58	$3.36
Diluted	0.89	0.85	3.52	3.31
Net income per common share:
Basic	$0.90	$0.86	$3.58	$3.21
Diluted	0.89	0.85	3.52	3.16

See Selected Financial Highlights for footnotes.

Webster Financial Corporation

Consolidated Statements of Income (unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2003	2003	2003	2003	2002

Interest income:
Loans and loans held for sale	$119,773	$119,646	$118,965	$117,702	$120,386
Securities and short-term investments	43,065	42,050	45,772	51,745	53,189

Total interest income	162,838	161,696	164,737	169,447	173,575

Interest expense:
Deposits	26,319	26,824	28,750	29,418	33,375
Borrowings	29,224	33,943	35,368	35,353	36,110

Total interest expense	55,543	60,767	64,118	64,771	69,485

Net interest income	107,295	100,929	100,619	104,676	104,090
Provision for loan losses	5,000	10,000	5,000	5,000	16,000

Net interest income after provision for loan losses	102,295	90,929	95,619	99,676	88,090

Noninterest income:
Deposit service fees	17,731	17,868	17,529	16,890	17,083
Insurance revenue	9,077	9,954	9,980	10,964	6,875
Loan and loan servicing fees	8,001	7,755	4,723	5,905	6,089
Financial advisory services	7,265	4,833	5,229	5,431	4,964
Wealth and investment advisors	4,416	4,826	4,521	4,578	3,693
Gain on sale of loans and loan servicing, net	2,854	9,829	4,066	2,771	2,337
Increase in cash surrender value of life insurance	2,082	2,150	2,143	2,115	2,263
Other	2,402	2,737	1,423	1,861	1,129

Total fee revenue	53,828	59,952	49,614	50,515	44,433
Gain on sale of securities, net	2,715	4,560	8,666	2,633	13,934

Total noninterest income	56,543	64,512	58,280	53,148	58,367

Noninterest expenses:
Compensation and benefits	53,722	51,592	50,506	50,561	46,343
Occupancy	7,470	7,457	7,672	8,099	7,444
Furniture and equipment	7,792	8,255	7,575	7,521	8,228
Intangible amortization	4,067	4,001	3,968	3,962	3,997
Marketing	2,058	2,729	3,236	3,485	3,038
Professional services	3,654	2,582	2,994	2,478	3,503
Capital securities and preferred stock dividend	3,701	2,990	2,958	3,138	3,355
Acquistion costs	1,349	142	6	–	–
Other	14,467	13,949	14,284	13,562	13,244

Total noninterest expenses	98,280	93,697	93,199	92,806	89,152

Income before income taxes and cumulative effect of change in accounting method	60,558	61,744	60,700	60,018	57,305
Income taxes	19,172	20,429	20,090	20,081	17,904

Income before cumulative effect of change in accounting method	41,386	41,315	40,610	39,937	39,401

Cumulative effect of change in accounting method, net of taxes	–	–	–	–	–

Net income	$41,386	$41,315	$40,610	$39,937	$39,401

Net income per common share before cumulative effect of change in accounting method:
Basic	$0.90	$0.91	$0.89	$0.88	$0.86
Diluted	0.89	0.89	0.88	0.86	0.85

Net income per common share:
Basic	$0.90	$0.91	$0.89	$0.88	$0.86
Diluted	0.89	0.89	0.88	0.86	0.85

See Selected Financial Highlights for footnotes.

Webster Financial Corporation

Retail and Wholesale Interest-Rate Spreads (unaudited)

Three Months Ended,	December 2003	September 2003	June 2003	March 2003	December 2002

Interest-rate spread
Total interest-earning assets	4.81%	4.75%	5.06%	5.35%	5.61%
Total interest-bearing liabilities	1.68	1.80	2.00	2.09	2.26

Interest-rate spread	3.13%	2.95%	3.06%	3.26%	3.35%
Net interest margin	3.18	2.99	3.10	3.30	3.39

Retail interest-rate spread
Yield on loans and loans held for sale	5.09%	5.09%	5.30%	5.52%	5.71%
Cost of deposits	1.26	1.32	1.46	1.57	1.77

Spread	3.83%	3.77%	3.84%	3.95%	3.94%

Wholesale interest-rate spread
Yield on securities and short-term investments	4.17%	4.02%	4.52%	5.02%	5.40%
Cost of borrowings	2.41	2.55	2.88	2.90	3.07

Spread	1.76%	1.47%	1.64%	2.12%	2.33%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended December 31,	2003			2002

			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$9,206,436	$117,983	5.08%	$8,035,293	$115,746	5.72%
Loans held for sale	135,632	1,790	5.28	339,742	4,642	5.47
Securities	4,153,607	43,486	4.20 (e)	4,028,148	53,445	5.42 (e)
Short-term investments	32,791	76	0.91	22,652	66	1.14

Total interest-earning assets	13,528,466	163,335	4.81	12,425,835	173,899	5.61

Noninterest-earning assets	903,477			922,021

Total assets	$14,431,943			$13,347,856

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,058,875	$–	–%	$969,282	$–	–%
Savings, NOW and money market deposit accounts	4,471,260	9,115	0.81	3,827,364	12,796	1.33
Time deposits	2,755,184	17,204	2.48	2,702,745	20,579	3.02

Total interest-bearing deposits	8,285,319	26,319	1.26	7,499,391	33,375	1.77

Federal Home Loan Bank advances	2,299,456	19,641	3.34	2,377,163	25,163	4.14
Fed funds and repurchase agreements	2,139,619	5,587	1.02	2,111,537	8,157	1.51
Other long-term debt	317,509	3,996	5.03	126,000	2,790	8.86

Total borrowings	4,756,584	29,224	2.41	4,614,700	36,110	3.07

Total interest-bearing liabilities	13,041,903	55,543	1.68	12,114,091	69,485	2.26

Noninterest-bearing liabilities	85,714			71,552

Total liabilities	13,127,617			12,185,643

Capital securities and preferred stock of subsidiary corporation	194,832			139,378

Shareholders’ equity	1,109,494			1,022,835

Total liabilities and shareholders’ equity	$14,431,943			$13,347,856

		107,792			104,414
Less: tax-equivalent adjustment		(497)			(324)

Net interest income		$107,295			$104,090

Interest-rate spread			3.13%			3.35%

Net interest margin			3.18%			3.39%

See Selected Financial Highlights for footnotes.

Webster Financial Corporation

Consolidated Average Statements of Condition (unaudited)

Twelve Months Ended December 31,	2003			2002

			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$8,756,883	$460,677	5.26%	$7,451,370	$454,673	6.10%
Loans held for sale	292,514	15,409	5.27	177,928	9,729	5.47
Securities	4,177,490	184,007	4.45 (e)	4,025,566	228,493	5.77 (e)
Short-term investments	25,588	250	0.98	22,188	364	1.64

Total interest-earning assets	13,252,475	660,343	5.00	11,677,052	693,259	5.97

Noninterest-earning assets	951,575			867,310

Total assets	$14,204,050			$12,544,362

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,010,952	$–	–%	$902,908	$–	–%
Savings, NOW and money market deposit accounts	4,282,536	41,519	0.97	3,551,731	49,521	1.39
Time deposits	2,677,863	69,792	2.61	2,810,220	96,641	3.44

Total interest-bearing deposits	7,971,351	111,311	1.40	7,264,859	146,162	2.01

Federal Home Loan Bank advances	2,395,814	88,845	3.71	2,337,688	102,789	4.40
Fed funds and repurchase agreements	2,218,799	26,108	1.18	1,555,552	26,195	1.68
Other long-term debt	316,736	18,935	5.98	126,000	11,160	8.86

Total borrowings	4,931,349	133,888	2.72	4,019,240	140,144	3.49

Total interest-bearing liabilities	12,902,700	245,199	1.90	11,284,099	286,306	2.54

Noninterest-bearing liabilities	79,491			76,914

Total liabilities	12,982,191			11,361,013

Capital securities and preferred stock of subsidiary corporation	145,227			149,666

Shareholders’ equity	1,076,632			1,033,683

Total liabilities and shareholders’ equity	$14,204,050			$12,544,362

		415,144			406,953
Less: tax-equivalent adjustment		(1,625)			(1,225)

Net interest income		$413,519			$405,728

Interest-rate spread			3.10%			3.43%

Net interest margin			3.14%			3.50%

See Selected Financial Highlights for footnotes.

Webster Financial Corporation

Asset Quality (unaudited)

	At or for the Three Months Ended,

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
( Dollars in thousands)	2003	2003	2003	2003	2002

Nonperforming Assets

Nonperforming loans:
Commercial:
Commercial	$14,266	$17,024	$27,881	$27,784	$16,001
Specialized industry	6,427	6,493	3,399	3,399	3,399
Equipment financing	5,583	8,241	8,722	8,960	6,586

Total commercial	26,276	31,758	40,002	40,143	25,986

Commercial real estate	4,281	1,940	4,920	6,910	9,109
Residential	6,128	7,087	6,596	5,712	7,263
Consumer	959	718	767	1,510	894

Total nonperforming loans	37,644	41,503	52,285	54,275	43,252

Loans held for sale	–	–	–	3,444	3,706

Other real estate owned and repossessed assets:
Commercial	4,296	4,019	4,224	3,967	2,568
Residential	942	541	520	234	477
Consumer	–	–	9	1	32

Total other real estate owned and repossessed assets	5,238	4,560	4,753	4,202	3,077

Total nonperforming assets	$42,882	$46,063	$57,038	$61,921	$50,035

Summary of Classified Loans

Substandard:
Accruing	$72,638	$69,216	$62,064	$74,398	$70,245
Nonaccruing	29,403	36,365	44,313	45,005	38,994

Total substandard	102,041	105,581	106,377	119,403	109,239

Doubtful:
Nonaccruing	6,791	3,792	6,617	7,279	3,743

Loss	–	–	–	–	–

Total classified loans	$108,832	$109,373	$112,994	$126,682	$112,982

Classified as a percent of total loans	1.2%	1.2%	1.3%	1.5%	1.4%

Allowance for Loan Losses (unaudited)

	At or for the Three Months Ended,

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
( Dollars in thousands)	2003	2003	2003	2003	2002

Allowance for Loan Losses

Beginning balance	$117,707	$119,239	$118,596	$116,804	$116,118

Allowance for purchased loans	1,970	–	–	146	–
Provision	5,000	10,000	5,000	5,000	16,000
Write-down of loans transferred to held for sale	–	–	–	–	(12,432)

Charge-offs:

Commercial:
Specialized industry	558	3,870	327	–	2,569
All other commercial	2,949	9,361	4,232	3,601	1,031

Total commercial	3,507	13,231	4,559	3,601	3,600
Residential	330	39	160	78	84
Commercial real estate	–	–	–	–	–
Consumer	174	122	153	195	220

Total charge-offs	4,011	13,392	4,872	3,874	3,904
Recoveries	(1,008)	(1,860)	(515)	(520)	(1,022)

Net loan charge-offs	3,003	11,532	4,357	3,354	2,882

Ending balance	$121,674	$117,707	$119,239	$118,596	$116,804

Asset Quality Ratios:

Allowance for loan losses / total loans	1.32%	1.29%	1.37%	1.39%	1.48%
Net charge-offs/ average loans (annualized)	0.13	0.52	0.20	0.16	0.14
Nonperforming loans / total loans	0.41	0.46	0.60	0.64	0.55
Nonperforming assets / total assets	0.29	0.32	0.39	0.43	0.37
Allowance for loan losses / nonperforming loans	323.22	283.61	228.06	218.51	270.05